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The following article and embedded video is published on Energy Factor Europe.

Header image:

TITLE: R&D: The Tech We’re Developing To Lower Emissions

We sat down with ExxonMobil’s Vice President of Research and Development (R&D), Dr Vijay Swarup, to ask him where the company is focusing global R&D efforts on our mission to solve the dual challenge.

Vijay was visiting Europe to collaborate with legislators, academics and scientists, including our European R&D team, on a variety of projects.

Keep scrolling to find out where we are in the race to develop crucial technologies for our energy future – like biofuels and carbon capture and storage (CCS) – and why ExxonMobil is well placed to make these ideas a scalable reality.

Pressed for time? You can watch five key takeaways from Vijay’s interview here:

‘5 KEY TAKEAWAYS’ FILM EMBEDDED IN ARTICLE

High on ExxonMobil’s R&D agenda is the development of cellulosic and algae biofuel. Vijay stressed that electric vehicles have got a big role to play in the future of transportation, but there are certain vehicles that will require the energy density that we believe can be delivered by low emissions biofuels – such as airplanes, trucks and ships.

Find out what Vijay had to say about the biofuels we’re working on in the clip below:

‘BIOFUELS’ INTERVIEW CLIP EMBEDDED IN ARTICLE

Another technology we’re working on is carbon capture and storage (CCS, known in the scientific community as ‘carbon capture and sequestration’). There are several ways of going about capturing CO2 – from filtering it out of chimneys at industrial facilities, to sucking it out of the air with a special facility that can be located in many different places.

Whichever technology (or technologies) we might ultimately use to deploying CCS, it’s a vital step on the pathway to reducing emissions. The International Energy Agency agrees and it’s an opinion shared by many others.

Vijay updated us on the different kinds of CCS tech we’re working on:

‘CCS’ INTERVIEW CLIP EMBEDDED IN ARTICLE

The nations of Europe have set ambitious targets for reducing CO2 emissions and it’s a development Vijay welcomed. “From a tech perspective, lofty ambitions are a key component,” he said. “Ambition is going to be the catalyst for innovation.”

To achieve the goals that have been set, it’s going to take a collaboration between policy, infrastructure and technology. And it’s when these three things work together that great opportunities to make progress appear.

In part three of Vijay’s interview, he finished our discussion by giving us an example of just such an opportunity – the PORTHOS CCS project in the Dutch Port of Rotterdam – and telling us what he thinks is the key to successful research:

‘What Drives Good Research?’ CLIP EMBEDDED IN ARTICLE

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